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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-4 of BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp., Universal Compression Holdings, Inc., and Universal Compression, Inc. of our report dated April 2, 1999, with respect to the consolidated balance sheets of Global Compression Holdings, Inc. and subsidiaries as of February 2, 1999 and December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the period January 1, 1999 through February 2, 1999 and the years ended December 31, 1998 and 1997, which report is included in Amendment No. 3 to the registration statement on Form S-4 filed by Universal Compression Holdings, Inc. dated May 15, 2001 and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Dallas, Texas
December 13, 2001